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                                                                   Exhibit 10.72

                THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT


      THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the "Amendment") is made as of the 22nd day of November, 1998 by and between MEDICIS PHARMACEUTICAL CORPORATION, a Delaware corporation ("Borrower"), and NORWEST BANK ARIZONA, NATIONAL ASSOCIATION, a national banking association, as successor-in-interest to NORWEST BUSINESS CREDIT, INC., a Minnesota corporation ("Lender").

                                R E C I T A L S:

      WHEREAS, Borrower and Norwest Business Credit, Inc. ("NBCI") are parties to that certain Credit and Security Agreement dated as of August 3, 1995, as modified by letter agreements dated March 6, 1996 and April 11, 1996, First Amendment to Credit and Security Agreement dated as of May 29, 1996 among Borrower, NBCI and Lender, and Second Amendment to Credit and Security Agreement dated as of November 22, 1998 between Borrower and Lender (collectively, the "Credit Agreement"), pursuant to which Lender agreed to make available to Borrower, on a revolving basis, a sum not to exceed $2,000,000 (the "Revolving Loan"), which Revolving Loan is evidenced by that certain Promissory Note dated August 3, 1995 from Borrower to NBCI in an amount not to exceed $2,000,000 (the "Revolving Note"), and committed to advance $3,000,000 (the "Term Credit Facility") to finance capital expenditures, product development costs, brand purchase contracts, licensing agreements and other financial needs mutually agreed upon in writing by Borrower and Lender in their sole and absolute discretion, which Term Credit Facility is evidenced by that certain Multiple Advance Note dated May 29, 1996 from Borrower to Lender in an amount not to exceed $3,000,000 (the "Term Note"), and an additional $20,000,000 revolving credit facility (the "Acquisitions Credit Facility") to finance acquisition of complementary businesses, brand product lines, brand purchase contracts, licensing agreements, and internal product research and development costs, which Acquisitions Credit Facility is evidenced by that certain Acquisitions Revolving Note dated November 22, 1996 from Borrower to Lender in an amount not to exceed $20,000,000 (the "Original Acquisitions Revolving Note");

      WHEREAS, the Revolving Loan and the Term Credit Facility expired unused on the Termination Date and Lender has no further obligation to advance any sums under the Revolving Loan or the Term Credit Facility;

      WHEREAS, Borrower has requested that Lender increase the Acquisitions Credit Facility to $25,000,000 and extend the term of the Credit Agreement and Acquisitions Credit Facility for an additional two (2) years and make certain modifications and amendments to the terms of the Credit Agreement and other Loan Documents, and Lender is willing to do so on the terms and conditions contained herein;

      WHEREAS, on or about January 14, 1998, Lender agreed, in connection with the next modification of the Credit Agreement, to amend and restate the Patent Collateral Assignment and Security Agreement dated August 3, 1995, as amended, and the Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement dated August 3, 1995, as amended,
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to further confirm that the collateral was assigned by Borrower to Lender as security rather than as an absolute assignment; and

      WHEREAS, the origination fee paid by Borrower in connection with the Second Amendment was fully amortized over the initial two-year term of the Acquisitions Credit Facility and will not be applied as a credit to any subsequent fees from Borrower to Lender;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender, intending to be legally bound, agree as follows:

      1. INTERPRETATION. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

      2. RECITALS. The recitals set forth above are true and accurate in every respect.

      3. OUTSTANDING INDEBTEDNESS. As of November 22, 1998: the outstanding principal balance of the Revolving Loan is $0.00 and the accrued and unpaid interest on the Revolving Loan is $0.00; the outstanding principal balance of the Term Credit Facility is $0.00 and the accrued and unpaid interest on the Term Credit Facility is $0.00; and the outstanding principal balance of the Acquisitions Credit Facility is $0.00 and the accrued and unpaid interest on the Acquisitions Credit Facility is $0.00.

      4. NO OFFSETS. Borrower acknowledges with respect to the amounts owing to Lender that, as of the date of execution of this Amendment (which may be after the effective date of this Agreement), Borrower has no offset, defense or counterclaim with respect thereto, no claim or defense in the abatement or reduction thereof, or any other claim against Lender or with respect to any document forming part of the transaction in respect of which the Revolving Loan or the Term Credit Facility was made or forming part of any other transaction under which Borrower is indebted to Lender. Borrower acknowledges that all interest imposed under the Revolving Note and the Term Note through the date of execution hereof, and all fees and other charges that have been collected from or known by Borrower to have been imposed upon Borrower with respect to the Revolving Loan evidenced by the Revolving Note or the Term Credit Facility evidenced by the Term Note were and are agreed to, and were properly computed and collected, and that Lender has fully performed all obligations that it may have had or now have to Borrower, and Lender has no obligation to make any additional loan or extension of credit to or for the benefit of Borrower, except as provided in the Credit Agreement, as amended by this Amendment.

      5. REPRESENTATIONS AND WARRANTIES OF BORROWER. To induce Lender to enter into this Amendment and the arrangement contemplated by this Amendment, Borrower represents and warrants to Lender as follows:

            (a) This Amendment and all other instruments executed and delivered to Lender concurrently herewith, were executed in accordance with the requirements of law and in accordance with any requirements of Borrower's certificate of incorporation and bylaws and any amendments thereto.


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            (b) The execution and delivery of this Amendment and any other instruments executed and delivered to Lender concurrently herewith, and the full and complete performance of the provisions hereof will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Borrower is a party or by which Borrower is bound.

            (c) The Loan Documents executed by Borrower and this Amendment are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.

            (d) Except as previously disclosed to Lender in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting Borrower or any of its Subsidiaries or the properties of Borrower or any of its Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Subsidiaries, would reasonably be expected to have a material adverse effect on the financial condition, properties or operations of the Borrower or any Subsidiaries and where such claim(s) exceed $200,000, individually, or $500,000 in the aggregate.

            (e) Except for the sale of TRIAZ under an Applicable License, Borrower has not derived ten percent (10%) or more of Borrower's Net Sales in any Fiscal Year from any Applicable License as described in Section 6.14 of the Credit Agreement.

            (f) Except as disclosed by Borrower to Lender in writing contemporaneously with the execution and delivery of this Amendment, Borrower does not have any new patent applications pending since January 29, 1998 before the PTO Office; and none of the pending patent applications as of January 29, 1998 and thereafter has yet been approved by the PTO Office.

            (g) There are no oral agreements, understandings or course of conduct that would modify, amend, rearrange, vary, diminish or impair the Loan Documents or the obligation of Borrower to pay the indebtedness evidenced thereby or to perform fully the obligations of Borrower in strict accordance with the Loan Documents, or which would permit Borrower to void or avoid its obligations in whole or in part.

            (h) All of the respective representations and warranties made by Borrower in the Loan Documents remain true, complete and correct as of the date hereof, including, without limitation, the representations and warranties in
Section 5 of the Credit Agreement, except to the extent of any changes to such representations and warranties previously disclosed in writing to Lender.

No representation or warranty made by Borrower and contained herein or in the other Loan Documents, and no certificate, information or report furnished or to be furnished by Borrower in connection with any of the Loan Documents or any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a


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material fact required to be stated in order to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

      6. CONTINUED ENFORCEABILITY OF LOAN DOCUMENTS. Except as modified herein, all of the terms and provisions of the Loan Documents remain in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Documents, the terms and provisions of this Amendment shall govern and prevail. Borrower acknowledges, confirms and ratifies the enforceability of the Credit Agreement, the Acquisitions Revolving Note and the Loan Documents, as modified pursuant to this Amendment, and the continuing validity, enforceability and priority of the liens and security interests granted in the Loan Documents.

      7. RELEASE OF CLAIMS.

            (a) Borrower hereby releases Lender and its officers, employees and agents from all claims and demands (known and unknown) it may have on the date hereof arising out of or in any way relating to the extension or denial of credit by Lender to Borrower or other matters relating to the indebtedness, any collateral securing payment and performance of such indebtedness, or any matter preliminary to the execution and delivery by Borrower and Lender of this Amendment. The release set forth above shall not extend to any claim arising after the date of execution hereof (which may be after the effective date of this Agreement) to the extent based on acts or omissions of Lender occurring after such date, except that such release is specifically intended by the parties to include the transactions leading up to the execution of this Amendment. This Amendment and the release provisions contained in this Section 7 are contractual, and not a mere recital.

            (b) Borrower acknowledges and agrees that Lender is not, and shall not be, obligated in any way to continue or undertake any loan, financing or other credit arrangement with Borrower, including, without limitation, any renewal of the indebtedness evidenced by the Loan Documents, except on the terms and subject to the conditions set forth in the Loan Documents as hereby amended and modified.

            (c) Borrower understands and acknowledges that Lender and Account Holder are separate and distinct corporate entities, as well as affiliate corporations, and Borrower has knowingly and consciously made the determination to proceed with the credit arrangements with Lender as provided in this Credit Agreement and to maintain the investment advisor and custodian relationship with Account Holder as provided in the Investment Agreement. Borrower (i) knowingly waives and releases Lender for, from and against any claim, demand, cause of action, liability, damages and expenses incurred by Borrower and (ii) covenants and agrees that it will not claim, or attempt to claim, rights of setoff, off-set, recoupment or the like against Lender, in the case of both clauses (i) and (ii), arising out of, based upon, relating to, or otherwise occurring as a result of, any acts or omissions of, or any breach of contract or tort or any other theory of liability by, Account Holder. This provision is not intended to affect any rights or remedies of Borrower against Lender pursuant to the Credit Agreement.

      8. CONDITIONS OF CLOSING. Lender's obligation to enter into this Amendment and the other documents and instruments required hereunder shall be subject to the satisfaction of all of


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the following conditions on or before December 31, 1998 (the "Closing" or the
"Closing Date") in a manner, form and substance satisfactory to Lender, which conditions may be waived by Lender in writing in its sole and absolute discretion.

            (a) On the Closing Date, the representations and warranties of Borrower set forth in the Loan Documents shall be true and correct in all material respects when made and at and as of the time of the Closing.

            (b) The following shall have been delivered to Lender, each duly authorized, executed and acknowledged, where applicable:

                  (i) This Amendment.

                  (ii) A Replacement Acquisitions Revolving Note from Borrower payable to the order of Lender in the principal amount of $25,000,000.

                  (iii) An Amended and Restated Patent Collateral Assignment and Security Agreement.

                  (iv) An Amended and Restated Trademark, Tradename and Service Mark Collateral Assignment and Security Agreement.

                  (v) The First Amendment to the Securities Account Pledge and Security Agreement.

                  (vi) The First Amendment to Acknowledgment of Control of Pledged Securities Account.

            (c) Borrower shall have performed and complied in all material respects with all agreements and conditions contained in the Loan Documents to be performed by or complied with by Borrower prior to or at the Closing, and no Event of Default or Default shall have occurred and be continuing or would occur by Borrower entering into this Amendment and each condition precedent to the effectiveness of each of the Loan Documents shall have been satisfied.

            (d) Lender shall have received such documents as Lender shall require to establish the proper organization and good standing of Borrower, the authority of Borrower to execute this Amendment and any other documents or instruments required hereunder, and evidence that all approvals and/or consents of, or other action by, any shareholder, governmental agency or other Person whose approval or consent is necessary or required to enable Borrower to (a) enter into and perform its obligations under the Loan Documents and (b) grant to Lender the Security Interests, have been obtained.

            (e) All filings of Uniform Commercial Code financing statements and other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected security interest in the Collateral shall have been filed or taken (or such filings delivered for filing immediately following the Closing, to Lender or a third party acceptable to Lender) and confirmation thereof shall have been received by Lender.


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            (f) Lender shall have determined to its satisfaction that, as of the
Closing Date, there has been no material adverse change in the financial condition of Borrower from the financial statements dated as of September 30, 1998 and other documents submitted by Borrower to Lender prior to the Closing Date.

            (g) Borrower shall have paid to Lender an extension fee of $37,500, which shall be fully earned and non-refundable upon Lender's execution and delivery of this Amendment, and, when invoiced, Lender's reasonable attorneys' fees and costs incurred in connection with this Amendment.

            (h) Lender shall be satisfied that (a) Borrower has good and indefeasible title to all of the Collateral and (b) Borrower at all times shall be entitled to the use and quiet enjoyment of all assets necessary and desirable for the continued ownership and operation of Borrower's business, including, without limitation, the use of equipment, licenses, fixtures and warehouses.

            (i) Lender shall have received an opinion of counsel to the Borrower, addressed to Lender, with respect to the transactions contemplated by this Amendment, in form and substance reasonably satisfactory to Lender and its counsel.

      9. DEFINITIONS. (a) The definitions of "Acquisitions Committed Amount", "Acquisitions Credit Facility", "Acquisitions Revolving Note", "Borrowing Base" and "Net Income" in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and the following inserted therefor:

                  "Acquisitions Committed Amount" means a principal amount of
            $25,000,000.

                  "Acquisitions Credit Facility" means the revolving credit
            facility in a principal amount not to exceed the Acquisitions Committed Amount.

                  "Acquisitions Revolving Note" means that certain Replacement
            Acquisitions Revolving Note dated November 22, 1998 from Borrower to Lender in a principal amount not to exceed the Acquisitions Committed Amount, and any note or notes taken in exchange or replacement therefor and any modifications, renewals, extensions or increases thereof.

                  "Borrowing Base" means seventy-five percent (75%) of the
            Market Value of the Securities Accounts.

                  "Net Income" means, for any period, all income less costs and expenses for the applicable period, determined in accordance with GAAP, plus, to the extent deducted in initially determining Net Income, any extraordinary, non-recurring acquisition expenses reflected in the proforma consolidated financial statements provided to Lender in connection with any acquisition transaction


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            that is the subject of an Advance under the Acquisitions Credit
            Facility.

and (b) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order:

                  "Market Value of the Securities Accounts" means the value of all of the financial assets in any Securities Accounts that constitute Collateral securing the obligations of the Borrower in which Lender holds a valid, enforceable first priority lien and security interest, free and clear of any other liens, claims or encumbrances, and, with respect to all such non-cash financial assets, the value of such financial assets marked-to-market as of the close of business on the last Banking Day of the immediately preceding month.

                  "Maturity Date" means November 22, 2000.

                  "Securities Account" or "Securities Accounts" means,
            individually or collectively, any "securities account" (as defined in the Uniform Commercial Code, as adopted in the States of Arizona and Minnesota, maintained by Borrower or any Affiliate of Borrower with Norwest Bank Minnesota, National Association, pursuant to that certain Investment Advisory Agreement dated as of October 17, 1996 (as it may be amended, modified, supplemented, rested, extended or replaced from time to time) that constitute Collateral securing the obligations of the Borrower in which Lender holds a valid, enforceable first priority lien and security interest, free and clear of any other liens, claims or encumbrances.

                  "Third Amendment" means that certain Third Amendment to Credit and Security Agreement dated as of November 22, 1998 between Borrower and Lender.

      10. ADVANCES. (a) The preface to Section 2.1 of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Section 2.1 Advances. The Lender agrees, on the terms and
            subject to the conditions herein set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Maturity Date with respect to the Acquisitions Credit Facility, or the earlier date of termination in whole of the Acquisitions Credit Facility pursuant to Sections 2.4(a) or 8.2 hereof, in an aggregate principal amount at any time outstanding not to exceed the lesser of (a) the Borrowing Base and (b) the Acquisitions Committed Amount, which Advances shall be


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            secured by the Collateral as provided in Article 3 hereof. The
            Acquisitions Credit Facility shall be a revolving credit facility and it is contemplated that the Borrower will request Advances, make prepayments and request additional Advances thereunder, and it is contemplated that Borrower will request Advances for financing acquisition of complementary businesses, brand product lines, brand purchase contracts, licensing agreements, and internal product research and development costs and other purposes mutually agreed upon in writing by Borrower and Lender in their sole and absolute discretion, which Advances will be repaid in accordance with the terms of this Agreement. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.1:

(b) Section 2.1(a) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  (a) The Borrower will not request any Advance under this
            Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section 2.1 or otherwise, would exceed the Borrowing Base.

and (c) Section 2.1(b) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  (b) Each request for an Advance under this Section 2.1 shall be made to the Lender prior to 11:00 a.m. (Phoenix time) of the day of the requested Advance by the Borrower. Each request for an advance may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof, and shall be made by (A) any officer of the Borrower; or (B) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (C) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent.

      11. NOTE. Section 2.2 of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Section 2.2 Note. All Advances made by the Lender under this
            Section 2.1 shall be evidenced by and repayable with interest in accordance with the Acquisitions Revolving Note. The principal of the Acquisitions Revolving Note shall be payable as provided herein and on the earlier of the Maturity Date or acceleration by the Lender pursuant to Section 8.2 hereof, and shall bear interest as provided herein.


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      12. INTEREST. Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  (a) Except as otherwise provided in Section 2.13, clause (b), the principal of the Loans outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Floating Rate; provided, however, that from the first day of any month during which any Default or Event of Default occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the principal of the Loans outstanding from time to time shall bear interest at the Default Rate during the entire Default Period; and provided, further, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by applicable law. Interest accruing on the principal balance of the Advances outstanding from time to time shall be payable on the first day of each succeeding month and on the Maturity Date, or earlier demand or prepayment in full. The Borrower agrees that the interest rate contracted for includes the interest rate set forth herein, plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent the same are deemed interest under applicable law. In the event, and on each occasion, that Lender shall have determined that dollar deposits in the aggregate amount of the Acquisition Credit Facility Advances are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to Lender of making or maintaining the outstanding Acquisitions Credit Facility Advances, or that reasonable means do not exist for ascertaining the Floating Rate, Lender shall, as soon as practicable thereafter, give written or facsimile transmission notice of such determination to Borrower. In the event of any such determination, until Lender shall have advised Borrower that the circumstances giving rise to such notice no longer exist, the interest rate on any outstanding Acquisitions Credit Facility Advances shall be the Base Rate, as such Base Rate changes from time to time, plus 125 basis points. Each determination by Lender hereunder shall be conclusive absent manifest error.

      13. MANDATORY PREPAYMENT. (a) Section 2.5(a) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Section 2.5 Remargining and Mandatory Prepayment of Credit
            Facilities. (a) If, as of the end of any calendar month, the Advances exceed the Borrowing Base due to a decrease in the Market Value of the Securities Account, then, on or before five (5) Banking Days after Borrower's receipt of written notice thereof,


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            Borrower shall cause the aggregate outstanding principal amount of the Advances to equal the Borrowing Base by (a) prepaying the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the Borrowing Base or less, and/or (b) depositing additional cash or financial assets into the Securities Accounts. Any payment received by the Lender under this Section 2.5(a) or under Section 2.4 may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses due and unpaid hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

and (b) Section 2.5(b) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  (b) Without notice or demand, except as provided in Section
            2.5(a) above, if the sum of the outstanding principal balance of the Advances shall at any time exceed the Borrowing Base, Borrower shall within forty-eight (48) hours (excluding Saturdays, Sundays and Holidays) thereof cause the aggregate outstanding principal amount of the Advances to equal the Borrowing Base by (a) prepaying the Advances to the extent necessary to reduce the sum of the outstanding principal balance of the Advances to the Borrowing Base or less, and/or (b) depositing additional cash or financial assets into the Securities Accounts. Any payment received by the Lender under this Section 2.5(b) or under Section 2.4 may be applied to the Advances, including interest thereon and any fees, commissions, costs and expenses due and unpaid hereunder and under the Security Documents, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

      14. FEES. (a) Section 2.11(c) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Except as otherwise required by applicable laws or regulatory or internal audit requirements, so long as no Advances are outstanding and no Default or Event of Default has occurred and is continuing, Lender shall not undertake any collateral audits or inspections of the operations or business of the Borrower. To the extent that Lender is required by applicable laws or regulatory or internal audit requirements to undertake any collateral audits or inspections of the operations or business of the Borrower when no Advances are outstanding (and no Default or Event of Default has occurred and is continuing), Borrower shall not be required to pay any audit fees or out-of-pocket costs and expenses incurred by Lender in connection therewith. Upon any request for an Advance


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
            by Borrower (but not as a condition to such Advance), Lender may undertake a collateral audit and inspection of the operation and business of the Borrower and so long as any Advance remains outstanding (and provided that no Default or Event of Default has occurred and is continuing), Lender shall not undertake more than two (2) collateral audits or inspections of the operations or business of the Borrower in any Fiscal Year and Borrower shall not be required to pay any audit fees or out-of-pocket costs and expenses incurred by Lender in connection therewith. Upon the occurrence of a Default or Event of Default and during the continuance thereof, Lender may undertake such collateral audits and inspections of the operations or business of the Borrower as Lender deems necessary in its sole and absolute discretion and the Borrower hereby agrees to pay the Lender, on demand, audit fees of $60 per hour (or the then applicable rate charged by Lender) per auditor in connection with any such audits or inspections by the Lender of any collateral or the corresponding operations or business of the Borrower, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

and Section 2.11 is hereby amended to add the following:

                  (e) Borrower hereby agrees to pay to Lender an extension fee of $37,500, which shall be fully earned and non-refundable upon Lender's execution and delivery of the Third Amendment, and, when invoiced, Lender's reasonable attorneys' fees and costs incurred in connection with the Third Amendment.

      15. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. Section 4.1 of the Credit Agreement is hereby amended to add the following:

                        (dd)  The Acquisitions Revolving Note in
            the maximum principal amount of $25,000,000.

                        (ee) An amended and restated Patent Collateral
            Assignment and Security Agreement, in form and substance reasonably satisfactory to Lender.

                        (ff) An amended and restated Trademark, Tradename and
            Service Mark Collateral Assignment and Security Agreement, in form and substance reasonably satisfactory to Lender.

                        (gg) A First Amendment to the Securities Account Pledge
            and Security Agreement, in form and substance reasonably satisfactory to Lender.


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                        (hh) A First Amendment to Acknowledgment of Control of
            Pledged Securities Account, in form and substance reasonably satisfactory to Lender.

                        (ii) A certificate of the Secretary or an Assistant
            Secretary of the Borrower, certifying as to the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of the Third Amendment, the Acquisitions Revolving Note, and all other documents and instruments incident thereto and to the transactions contemplated by the Third Amendment, reasonably satisfactory to Lender and its counsel.

                        (jj) An opinion of counsel to the Borrower, addressed to
            Lender, with respect to the transactions contemplated by the Third Amendment, in form and substance reasonably satisfactory to Lender and its counsel.

      16. CONDITIONS PRECEDENT TO ALL ADVANCES. Section 4.2(c) of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  (c) Borrower has not been required to remargin the
            Acquisitions Credit Facility by depositing additional cash or financial assets into the Securities Accounts and/or by reducing the outstanding principal balance of the Advances in any two (2) consecutive months, pursuant to Section 2.5(a).

      17. FINANCIAL CONDITION; NO ADVERSE CHANGE. Section 5.5 of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Section 5.5 Financial Condition; No Adverse Change. The
            Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for its Fiscal Year ended June 30, 1998 and such statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the period then ended and were prepared in accordance with generally accepted accounting principles applied in a consistent manner. Since the date of such financial statements of the Borrower, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

      18. NET INCOME AFTER TAXES. Section 6.12 of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Section 6.12 Net Income After Taxes. Borrower's Net Income
            After Taxes, on a consolidated basis, shall be no less than the following for the following periods:


            =======================================================
                      PERIOD              NET INCOME AFTER TAXES
            -------------------------------------------------------
            October  1,  1998 through           $2,500,000
            December 31, 1998
            -------------------------------------------------------
            January 1, 1999 through             $8,000,000
            June 30, 1999 and each six
            month period thereafter
            during the term of this
            Agreement
            =======================================================


      19. CURRENT RATIO. Section 6.18 of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                  Section 6.18 Current Ratio. During the term of this Agreement,
            Borrower shall maintain on a consolidated basis, measured quarterly as of the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 1998, a Current Ratio of no less than 3:1.

      20. CAPITAL EXPENDITURES. Section 7.10 of the Credit Agreement is hereby deleted in its entirety and the following inserted therefor:

                       Section 7.10 INTENTIONALLY DELETED

      21. PATENT APPLICATIONS. The list of all of Borrower's patent applications filed with, and/or approved by, the PTO Office is attached hereto as Schedule 1 to this Amendment and such patent applications are hereby incorporated as Exhibit F to the Credit Agreement and Schedule "A" to the Amended and Restated Patent Collateral Assignment.

      22. TRADEMARK, TRADENAME AND SERVICE MARK APPLICATIONS. The list of all of Borrower's trademark, tradename and service mark applications filed with, and/or approved by, the PTO Office is attached hereto as Schedule 2 to this Amendment and such trademark, tradename and service mark applications are incorporated as Exhibit F to the Credit Agreement and Schedule "A" to the Amended and Restated Trademark Collateral Assignment.

      23. MISCELLANEOUS.

            (a) Arbitration Agreement; Waiver of Right to Jury Trial. The Agreement contains an arbitration provision, governing law provision and waiver of right to jury trial. In the event of any dispute arising out of or related to this Amendment, the provisions of Section 9.12 of the Agreement shall apply.

            (b) Voluntary Agreement. Borrower represents and warrants to Lender that (i) it is, or has had the opportunity to be, represented by legal counsel of its choice in regard to the transaction provided for by this Amendment and that such counsel (if engaged) has explained the significance of the terms, and the meaning and effect of this Amendment; (ii) it is fully aware and clearly understands all of the terms and provisions contained in this Amendment; (iii) it has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Amendment and the documents executed in connection with this Amendment; (iv) it is not relying on any representations, either written or oral, express or implied, made to it by Lender other than as set forth in this Amendment; and (v) the consideration received by Borrower to enter into this Amendment and the arrangement contemplated by this Amendment has been actual and adequate.

            (c) Entire Agreement. This Amendment and the Loan Documents constitute the entire agreement among the parties as to the agreements and understandings contemplated by this Amendment. All parties to this Amendment acknowledge that there are no agreements, understandings, warranties or representations among the parties except as set forth in the Loan Documents and this Amendment.

            (d) Counterpart Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original document, and all of which combined shall constitute a single document.

            (e) Waiver. Neither this Amendment nor any of the provisions hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            (f) Headings. Paragraph or other headings contained in this Amendment are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Amendment.

            (g) Severability. If any clause or provision of this Amendment is determined to be illegal, invalid, or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, such clause or provision shall be ineffective, but the remainder of this Amendment will not be affected thereby.

            (h) Binding Effect. All of the provisions of this Amendment shall be binding upon and shall inure to the benefit of Borrower and Lender and their permitted successors and assigns, including, without limitation, any successor holder of any Note and any successor mortgagee/beneficiary under any security document.

            (i) Time of the Essence. Time is of the essence of each and every provision under this Amendment.

            (j) Amendment. Except as specifically set forth herein, the Agreement and the other Loan Documents shall remain in full force and effect. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern and control. Nothing contained in this Amendment is intended to or shall be construed as relieving any person or entity, whether a party to this Amendment or not, of any of such person's or entity's obligations to Lender.

      IN WITNESS WHEREOF, this Amendment is executed to be effective as of the date first above written.

                                    BORROWER:

                                    MEDICIS PHARMACEUTICAL CORPORATION,
                                    a Delaware corporation

                                    By: /s/ Mark A. Prygocki, Sr.
                                        ------------------------------
                                    Name:  Mark A. Prygocki, Sr.
                                    Title: Chief Financial Officer

                                    Execution Date: November 22, 1998


                                    LENDER:

                                    NORWEST BANK ARIZONA, NATIONAL
                                    ASSOCIATION, a national banking
                                    association

                                    By: /s/ Tim Billings
                                        ------------------------------
                                    Name:  Tim Billings
                                    Title: Vice President

                                    Execution Date: November 22, 1998

                                   SCHEDULE 1

                                   SCHEDULE 2